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                                                                      EXHIBIT 23

     We consent to the reference of our firm under the captions "Selected Historical Financial Data" and "Experts" and to the use of our report dated January 28, 2000 with respect to the financial statements of ServiceWare.com, Inc. and to the use of our report dated March 30, 2000 with respect to the financial statements of Molloy Group, Inc. included in the Registration Statement (Form S-1) and related Prospectus of ServiceWare.com, Inc. for the registration of its common stock.

ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 30, 2000